UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 3, 2008 (January 30, 2008)
Commission File No. 000-22390
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Georgia Lease

On January 30, 2009, Sharps Compliance, Inc. (the "Company") executed an Industrial Lease Agreement with Investors, LLC, a Delaware limited liability company (the “Georgia Lease”"). The Georgia Lease facility (combination office/warehouse) encompasses approximately  28,800 square feet and represents an expansion the Company believes to be necessary to facilitate expected growth.

The Georgia Lease commencement date will be upon completion of certain facility construction build-out which the Company believes should be late March 2009 to early April 2009.

The term of the Georgia Lease is sixty-four (64) months from the commencement date.

The base rent for the Georgia Lease  is $0 for the first four (4) months after commencement and $11,472.00 per month thereafter, subject to a three percent (3%) annual escalation.  In addition to the base rent, the Company is also responsible for its share of operating expenses (common area maintenance, taxes, insurance, etc..) that are estimated at $0.09 per square foot (or approximately $2,500 per month).

Texas Lease

On January 30, 2009, the Company executed an Industrial  Lease Agreement with Industrial, LLC, a Texas limited liability company (the "Texas Lease"). The Texas Lease facility (combination office/warehouse) encompasses approximately  65,371 square feet and represents an expansion the Company believes necessary to facilitate expected growth.

The Texas Lease commencement date will be  upon completion of certain facility construction build-out which the Company believes should be late March  2009 to early April 2009.

The term of the Texas Lease is sixty-three (63) months from the commencement date.

The base rent for the Texas  Lease  is $0 for the first three (3) months after commencement, $20,817.54 per month for months four (4) through ten (10), and $24,840.98 per month thereafter, subject to a three percent (3%) annual escalation.  In addition to the base rent, the Company is also responsible for its share of operating expenses (common area maintenance, taxes, insurance, etc..) that are estimated at $0.12 per square foot (or approximately $6,700 per month for months four (4) through ten (10) and $8,000 per month thereafter).

There is no material relationship between the Company, or any of its affiliates, and the landlords of either the Georgia or Texas facilities, or any of its affiliates, other than the contractual relationship under the corresponding lease agreements.

The description of the above noted  leases is qualified in its entirety by reference to the agreements filed as Exhibit 10.1 and 10.2, respectively to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Lease Agreement dated as of January 30, 2009, between Sharps Compliance, Inc. and Investors, LLC.

10.2	Lease Agreement dated as of January 30, 2009, between Sharps Compliance, Inc. and Industrial, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	SHARPS COMPLIANCE CORP.

	By:	/s/ David P. Tusa
Executive Vice President, Chief Financial Officer and Business Development